WERNER ENTERPRISES, INC.
                      14507 Frontier Road
                        P. O. Box 45308
                    Omaha, Nebraska  68145


FOR IMMEDIATE RELEASE         Contact: Robert E. Synowicki, Jr.
---------------------              Executive Vice President and
                                      Chief Information Officer
                                                 (402) 894-3000

                                                 John J. Steele
                                  Vice President, Treasurer and
                                        Chief Financial Officer
                                                 (402) 894-3036


      CURT WERNER RESIGNS AS OFFICER OF WERNER ENTERPRISES


Omaha, Nebraska, July 23, 2003
------------------------------

Curt Werner has announced he will be resigning as an officer and Vice-Chairman of Werner Enterprises, Inc. to pursue other business interests. Over the next several months Curt will transition his duties to others in the organization. Curt, who was elected Director of the Company in 1991, will remain on the Board of Directors.

Werner Enterprises is a full-service transportation company providing truckload services throughout the 48 states, portions of Canada and Mexico. C.L. Werner founded the Company in 1956. Werner is one of the nation's largest truckload carriers with a fleet of 8,150 trucks and 21,355 trailers.

Werner Enterprises' common stock is traded on The Nasdaq  Stock
Market under the symbol WERN. The Werner Enterprises web site address is www.werner.com.